Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Steve Marcum and Kim Harmon, and each of them, the undersigned’s true and lawful attorneys-in-fact, to:

(1)           execute for and on behalf of the undersigned any and all forms, reports and statements (including Forms 3, 4, and 5) required or permitted to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as a result of the undersigned’s status as an officer, director, and/or principal stockholder of Citizens First Corporation  (the “Company”).

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such form, report and/or statement and timely file such form, report and/or statement with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, and each of them, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such items and conditions as such attorneys-in-fact may approve in their individual discretion.

The undersigned hereby grants to such attorneys-in-fact, and each of them, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any form, report or statement with respect to the undersigned’s ownership of, transactions in and equity-based swap agreements involving securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14 day of May, 2007.

        /s/ Steven W. Newberry_____
Signature

Steven W. Newberry___________
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